Exhibit 99.1

Semler Scientific® Reports Second Quarter 2025 Financial Results, BTC Holdings of 5,021 and BTC Yield of 31.3% YTD through July 31, 2025

Campbell, CA – August 4, 2025 – Semler Scientific, Inc. (Nasdaq: SMLR), a publicly traded company that has adopted Bitcoin as its primary treasury reserve asset and is one of the leading corporate holders of Bitcoin, today reported financial results for the second quarter ended June 30, 2025 and provided an update on its Bitcoin holdings and other key performance indicators (KPIs).

“We have made excellent progress with our Bitcoin treasury strategy,” said Eric Semler, executive chairman of Semler Scientific. “We purchased approximately $195.4 million of Bitcoin since the first quarter, bringing the value of our total holdings to nearly $586.2 million as of July 31, 2025. Year-to-date through July 31, 2025, this strategy has generated more than $110.4 million in unrealized gains and delivered a 31.3% BTC yield. We also deepened our connection to the Bitcoin community by appointing Natalie Brunell to our board of directors and hiring Joe Burnett as director of Bitcoin strategy.”

“During the quarter, we were very pleased to launch CardioVanta™, a wholly owned subsidiary that will drive our future healthcare initiatives focused on early detection of heart failure and cardiac arrhythmia,” said Doug Murphy-Chutorian, MD, chief executive officer of Semler Scientific. “We believe CardioVanta positions us to deliver long-term value in our healthcare business as we continue to aggressively execute on our Bitcoin treasury strategy — establishing Semler Scientific as a dual-engine platform for growth.”

BITCOIN TREASURY HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

●	“BTC Yield” KPI: Achieved BTC Yield of 29.0% in Q2 and 31.3% year-to-date through July 31, 2025.
●	“BTC Gain” KPI: Achieved BTC Gain of 185 in Q2 and 719 year-to-date through July 31, 2025.
●	“BTC $ Gain” KPI: Achieved BTC $ Gain of $20.3 million in Q2 and $84.0 million year-to-date through July 31, 2025.
●	Digital Assets: As of June 30, 2025, Semler Scientific held 4,636 Bitcoins with a fair value of $496.9 million, which reflects a cumulative increase in fair value of $66.9 million. During the quarter ended June 30, 2025, Semler Scientific purchased 1,444 Bitcoins for an aggregate cost of $149.6 million. Subsequently through July 31, 2025, Semler Scientific purchased an additional 385 Bitcoins for an aggregate cost of $45.8 million. Semler Scientific’s total holdings as of July 31, 2025 were 5,021 Bitcoins with a fair value of $586.2 million and an aggregate purchase amount of $475.8 million from operating cashflow, monetization of a minority investment, and proceeds from its at the market (ATM) and senior convertible notes offerings. All purchase amounts include fees and expenses. Fair value on July 31, 2025 is based on 4:00pm ET $116,758 price per Bitcoin as reported on Coinbase exchange.
●	At-the-Market Equity Offering Program: On April 15, 2025, Semler Scientific entered into a new Controlled Equity OfferingSM Sales Agreement (the new Sales Agreement) with Barclays Capital Inc., Cantor Fitzgerald & Co., Canaccord Genuity LLC, Needham & Company, LLC, Craig-Hallum Capital Group LLC and Lake Street Capital Markets, LLC pursuant to which it may issue and sell from time to time up to $500.0 million of its common stock in an ATM offering. The new Sales Agreement replaced the Controlled Equity OfferingSM Sales Agreement (the

initial Sales Agreement) that Semler Scientific entered into with Cantor Fitzgerald & Co. in June 2024. As of July 31, 2025, Semler Scientific had sold an aggregate of 2,438,274 shares of its common stock under the initial Sales Agreement for aggregate net proceeds of approximately $126.0 million. As the registration statement and prospectus for the new Sales Agreement is now effective, Semler Scientific is no longer selling any shares under the initial Sales Agreement. From the time of effectiveness through July 31, 2025, Semler Scientific issued and sold 4,932,737 shares of its common stock for aggregate net proceeds of approximately $194.3 million under the new Sales Agreement.

Bitcoin Dashboard

Semler Scientific maintains a dashboard on its website, www.semlerscientific.com, as a disclosure channel to provide broad, non-exclusionary distribution of information regarding Semler Scientific’s Bitcoin holdings to the public. Some of the information distributed through the website dashboard may be considered material information. Semler Scientific intends to use this website dashboard as a means of complying with its disclosure obligations under Regulation FD. The website dashboard will include information regarding market data for Semler Scientific’s common stock and Bitcoin, BTC Yield, BTC Gain and BTC $ Gain KPIs, Bitcoin purchases, Bitcoin holdings, and other related information. Investors and others are encouraged to regularly review the information that Semler Scientific makes public via the website dashboard.

FINANCIAL RESULTS

For the second quarter ended June 30, 2025, Semler Scientific reported:

●	Revenues of $8.2 million, a 43% decrease year-over-year.
●	Total operating expenses, which include cost of revenues, of $10.3 million, compared to $9.1 million for the second quarter of 2024. Operating expenses include $1.9 million in non-cash stock-based compensation and $0.5 million of legal expenses of related to the proposed settlement agreement with the U.S. Department of Justice (DOJ) pertaining to a civil investigative demand.
●	Loss from operations of $2.1 million, compared to income from operations of $5.4 million for the second quarter of 2024.
●	Pre-tax income of $80.6 million, compared to $1.1 million for the second quarter of 2024. Second quarter 2025 and 2024 pre-tax income includes an unrealized gain and unrealized loss from the change in fair value of Semler Scientific’s Bitcoin holdings of $83.8 million and $5.1 million, respectively.
●	Income tax expense of $13.6 million, or an effective tax rate of 17%, compared to expense of $1.1 million, or an effective tax rate of 99% for the second quarter of 2024.
●	Net income of $66.9 million, or $5.71 per basic and $5.04 diluted share, compared to net income of $11 thousand, or $0.0 per basic share and diluted share for the second quarter of 2024.

Semler Scientific’s two largest customers (including their affiliates) comprised 45% and 31% of second quarter revenues in 2025, respectively, and its three largest customers comprised 44%, 27% and 11% of second quarter 2024 revenues, respectively.

Notice of Conference Call

Semler Scientific will host a live video webinar today at 4:30 p.m. ET. The webinar will address the results of the Second quarter ended June 30, 2025, as well as provide a business update on Semler Scientific’s strategies for the near-term future. Questions can be submitted prior to the start of the call to ir@semlerscientific.com.

A live video webinar of the event can be accessed at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=GSe0xNiE. The live video webinar will also be live streamed on The Bitcoin for Corporations YouTube page at https://www.youtube.com/@BitcoinforCorporations.

Those without internet access may dial in by calling one of the following numbers and specify to the operator that you would like to join the “Semler Scientific Call”:

Domestic callers: 833-816-1161

International callers: 412-317-0717

The video webinar will be archived for one year on Semler Scientific’s website at www.semlerscientific.com.

Semler Scientific, Inc.

Condensed Consolidated Statements of Operations

Unaudited

(In thousands of U.S. Dollars, except share and per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Revenues	$8,217	$14,465	$17,052	$30,368
Operating expenses:
Cost of revenues	739	1,255	1,677	2,501
Engineering and product development	1,237	1,440	2,552	2,578
Sales and marketing	3,154	3,456	6,195	7,131
General and administrative	5,140	2,964	10,034	5,832
Litigation contingency	—	—	29,750	—
Total operating expenses	10,270	9,115	50,208	18,042
(Loss) income from operations	(2,053)	5,350	(33,156)	12,326
Interest (expense) income, net	(1,145)	714	(1,948)	1,534
Impairment of investments	—	—	(1,135)	—
Change in fair value of notes held for investment	—	128	—	128
Change in fair value of intangible digital assets	83,761	(5,055)	41,932	(5,055)
Other income (expense), net	82,616	(4,213)	38,849	(3,393)
Pre-tax income	80,563	1,137	5,693	8,933
Income tax provision	13,630	1,126	3,463	2,849
Net income	$66,933	$11	$2,230	$6,084
Net income per share, basic	$5.71	$0.00	$0.21	$0.88
Weighted average number of shares used in computing basic net income per share	11,727,660	6,944,664	10,661,851	6,918,709
Net income per share, diluted	$5.04	$0.00	$0.25	$0.78
Weighted average number of shares used in computing diluted net income per share	13,484,746	7,795,149	12,260,223	7,789,101

Semler Scientific, Inc.

Condensed Consolidated Balance Sheets

(In thousands of U.S. Dollars, except share and per share data)

	June 30,	December 31,
	2025	2024
	Unaudited
Assets
Current Assets:
Cash and cash equivalents	$13,482	$8,819
Restricted cash	134	133
Short-term notes receivable	—	6,100
Short-term deposits	270	—
Trade accounts receivable, net of allowance for credit losses of $98 and $199 respectively	2,831	4,378
Inventory	558	358
Prepaid expenses and other current assets	4,623	2,900
Total current assets	21,898	22,688
Assets for lease, net	1,431	1,423
Property and equipment, net	368	487
Long-term investments	512	512
Long-term notes receivable	1,500	—
Intangible digital assets	496,865	214,633
Other non-current assets	23	85
Total assets	$522,597	$239,828

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$156	$140
Accrued expenses	6,013	5,173
Accrued contingent liability	29,750	—
Deferred revenue	638	774
Other short-term liabilities	215	226
Total current liabilities	36,772	6,313

Long-term liabilities:
Deferred tax liability	6,161	2,765
Long-term notes payable, net	96,255	—
Total long-term liabilities	102,416	2,765
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 13,902,827 and 9,770,908 shares issued, and 13,688,405 and 9,556,486 shares outstanding (treasury shares of 214,422 and 214,422), respectively	14	9
Additional paid-in capital	280,463	130,039
Retained earnings	102,932	100,702
Total stockholders’ equity	383,409	230,750

Total liabilities and stockholders’ equity	$522,597	$239,828

Semler Scientific, Inc.

Condensed Consolidated Statements of Cash Flows

Unaudited

(In thousands of U.S. Dollars)

	For the six months ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,230	$6,084

Reconciliation of Net Income to Net Cash (Used in) Provided by Operating Activities:
Depreciation	229	346
Amortization of debt issuance costs	272	—
Deferred tax benefit (expense)	3,396	(163)
Loss on disposal of assets for lease	160	319
Allowance for credit losses	(101)	(44)
Change in fair value of notes held for investment	—	(128)
Change in fair value of digital assets	(41,932)	5,055
Stock-based compensation	3,378	295
Impairment of investments	1,135	—
Changes in Operating Assets and Liabilities:
Trade accounts receivable	1,648	(1,292)
Inventory	(200)	60
Prepaid expenses and other current assets	(1,993)	(135)
Other non-current assets	62	43
Accounts payable	16	(175)
Accrued expenses	30,491	584
Other current and non-current liabilities	(47)	(11)
Deferred revenue	(136)	(280)
Net Cash (Used in) Provided by Operating Activities	(1,392)	10,558

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	—	(48)
Purchase of notes held for investment	—	(500)
Purchase of digital assets	(240,300)	(60,000)
Proceeds from maturities of notes receivable	3,600	—
Purchase of assets for lease	(278)	—
Net Cash Used in Investing Activities	(236,978)	(60,548)

CASH FLOWS FROM FINANCING ACTIVITIES:
Taxes paid related to net settlement of equity awards	—	(45)
Proceeds from issuance of debt	100,000	—
Debt issuance costs	(4,017)	—
Capital call premium	(7,740)	—
Proceeds from issuance of common stock	156,923	—
Stock issuance expenses	(2,690)	(102)
Proceeds from exercise of stock options	558	269
Net Cash Provided by Financing Activities	243,034	122
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,664	(49,868)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	8,952	57,332
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$13,616	$7,464

Digital Assets- Additional Information

Rollforward of Bitcoin holdings

Unaudited

(in thousands of U.S. Dollars, except Bitcoin held and price per Bitcoin)

	Source of					Approximate
	Capital					Average
	Used to					Purchase
	Purchase	Digital Assets	Change in	Digital Assets	Approximate	Price Per
	Bitcoin	at Cost	Fair Value	at Fair Value	Bitcoin Held	Bitcoin (in $)
Balance as of December 31, 2023		$—	$—	$—	—	$—
Digital assets purchased		—	—	—	—	—
Balance as of March 31, 2024		—	—	—	—	—
Digital assets purchased	(a)	60,000	—	60,000	877	68,436
Change in fair value of the digital assets		—	(5,055)	(5,055)	—	—
Balance as of June 30, 2024		$60,000	$(5,055)	$54,945	877	$68,436
Digital assets purchased	(b)	8,400	—	8,400	141	59,372
Change in fair value of the digital assets		—	1,137	1,137	—	—
Balance as of September 30, 2024		$68,400	$(3,918)	$64,482	1,018	$67,177
Digital assets purchased	(b)	121,300	—	121,300	1,280	94,755
Change in fair value of the digital assets		—	28,851	28,851	—	—
Balance as of December 31, 2024		$189,700	$24,933	$214,633	2,298	$82,538
Digital assets purchased	(c)	90,700	—	90,700	894	101,531
Change in fair value of the digital assets		—	(41,829)	(41,829)	—	—
Balance as of March 31, 2025		$280,400	$(16,896)	$263,504	3,192	$87,854
Digital assets purchased	(b)	149,600	—	149,600	1,444	103,581
Change in fair value of the digital assets		—	83,761	83,761	—	—
Balance as of June 30, 2025		$430,000	$66,865	$496,865	4,636	$92,753

(a)	Cash from operations.
(b)	Cash from operations and proceeds from ATM offering.
(c)	Proceeds from 4.25% senior convertible notes.

Bitcoin Yield Key Performance Indicators

Unaudited

(In thousands)

	12/31/2024	3/31/2025	6/30/2025 (2)	7/31/2025
Total Bitcoin holdings	2,298	3,192	4,636	5,021
Shares outstanding
Basic shares outstanding	9,556	9,596	13,788	14,805
Stock options outstanding	692	1,140	1,303	1,311
2030 senior notes	—	935	935	935
Assumed diluted shares outstanding (1)	10,248	11,671	16,026	17,051
BTC Yield % QTD		21.9%	5.80%	1.8%
BTC Yield % YTD		21.9%	29.0%	31.3%

(1)	Assumed Diluted Shares Outstanding refers to the aggregate of Semler Scientific’s Basic Shares outstanding as of the end of each period plus all the additional shares that would result from the assumed conversion of all outstanding convertible notes and related capped calls, and exercise of all outstanding stock option awards. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of outstanding convertible notes or settlement of capped calls.
(2)	Basic shares outstanding as of 6/30/2025 includes 100 shares sold through the ATM on 6/30/2025 and settled on 7/1/2025

Semler Scientific, Inc.

Reconciliation of GAAP to Non-GAAP measures

Unaudited

(in thousands)

	Three months ended June 30,		Six months ended June 30
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Reconciliation of non-GAAP (loss) income from operations:
(Loss) income from operations	$(2,053)	$5,350	$(33,156)	$12,326
Contingent liability	—	—	29,750	—
Stock-based compensation expense	1,895	268	3,378	295
Non-GAAP (loss) income from operations	$(158)	$5,618	$(28)	$12,621

Important Information about BTC Yield, BTC Gain and BTC $ Gain (KPIs)

BTC Yield, BTC Gain and BTC $ Gain are KPIs that Semler Scientific uses to help assess the performance of its strategy of acquiring Bitcoin in a manner it believes is accretive to stockholders.

BTC Yield is a KPI that represents the percentage change period-to-period of the ratio between Semler Scientific’s Bitcoin holdings and its Assumed Diluted Shares Outstanding. Assumed Diluted Shares Outstanding refers to the aggregate of Semler Scientific’s actual shares of common stock outstanding as of the end of each period plus all additional shares that would result from the assumed exercise of all outstanding stock option awards. Assumed Diluted

Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions or the exercise price of any stock option awards.

BTC Gain is a KPI that represents the number of Bitcoins held by Semler Scientific at the beginning of a period multiplied by the BTC Yield for such period.

BTC $ Gain is a KPI that represents the dollar value of the BTC Gain calculated by multiplying the BTC Gain by the market price of Bitcoin as of 4:00 p.m. ET on the Coinbase exchange on the last day of the applicable period. Semler Scientific has elected 4:00 p.m. ET on the last day of the applicable period as the date and time of determination of the market price of Bitcoin solely for the purpose of facilitating this illustrative calculation.

Non-GAAP Financial Measure:

Semler Scientific prepares its condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) and pursuant to accounting requirements of the Securities and Exchange Commission (SEC). In an effort to provide investors with additional information regarding the results and to provide a meaningful period-over-period comparison of Semler Scientific’s financial performance, Semler Scientific sometimes uses non-U.S. GAAP financial measures (NGFMs) as defined by the SEC. In this press release, Semler Scientific is providing a supplemental NGFM, non-GAAP (loss) income from operations, which NGFM excludes (i) non-cash stock-based compensation expense, and (ii) the DOJ contingent liability, which is a non-recurring item.

Semler Scientific believes this NGFM measure is useful to investors and analysts in comparing its performance across reporting periods on a consistent basis as it excludes a significant non-cash expense and a non-recurring item that Semler Scientific believes are not reflective of its general business performance. Accounting for stock-based compensation expense requires management judgment, and the resulting stock-based compensation expense could vary significantly in comparison to other companies. The DOJ investigation and resulting contingent liability is non-recurring in nature. Semler Scientific used this NGFM to evaluate Semler Scientific’s financial performance against internal budgets and targets. Semler Scientific believes the use of this NGFM can also facilitate comparison of Semler Scientific’s operating results to those of its competitors. Semler Scientific believes this NGFM should be considered in addition to, and not in lieu of, GAAP financial measures. Semler Scientific’s NGFM may be different from the same NGFM used by other companies.

About Semler Scientific, Inc.:

Semler Scientific, Inc. is the second U.S. public company to adopt Bitcoin as its primary treasury reserve asset and is a leader in medical devices and software to combat chronic diseases. By using proceeds from equity and debt financings, as well as cash flows from operations, Semler Scientific intends to strategically accumulate Bitcoin. In addition, through its healthcare businesses, Semler Scientific and its wholly-owned subsidiary, CardioVanta, Inc. develop and market products and services for early detection and monitoring of chronic diseases. Semler Scientific’s flagship product, QuantaFlo, which is patented and cleared by the U.S. Food and Drug Administration (FDA), provides rapid point-of-care testing to measure arterial blood flow in the extremities. The QuantaFlo test aids in the diagnosis of peripheral arterial disease. Additional information about Semler Scientific can be found at www.semlerscientific.com.

Semler Scientific intends to use its Bitcoin dashboard and its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Semler Scientific’s Bitcoin dashboard and Investor Relations website, in addition to following Semler Scientific’s press releases, SEC filings, public conference calls, presentations, and webcasts.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “believe,” “goal,” “may,” “will,” “intend,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include express or implied statements regarding acquiring and holding Bitcoin; sales of securities under the ATM offering program and other financings to support additional Bitcoin purchases; the strategy for, and innovation and growth in, its healthcare business, including growth and cash generation from FDA-cleared products and CardioVanta; seeking a new 510(k) clearance for QuantaFlo with expanded indications; and potential DOJ settlement; among others. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as risks inherent with investing in Bitcoin, including Bitcoin's volatility; risk of implementing a Bitcoin treasury strategy; risk that insurance plans and other customers will not continue to license its cardiovascular testing products or license new FDA-cleared products and services; risk of changes in the reimbursement landscape for its customers including related to the Centers for Medicare and Medicaid Services (CMS) rate announcement; risk of obtaining a new 510(k) clearance for expanded indications; conducting its healthcare business through CardioVanta; risks related to reaching a final settlement with DOJ, including risk that DOJ will file complaint seeking in excess of the agreed amount if unable to agree on final settlement terms; risks related to Semler Scientific’s indebtedness; along with those other risk factors detailed in Semler Scientific's filings with the SEC. These forward-looking statements involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this press release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

No Offer or Solicitation

This press release does not and shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Semler Scientific, Inc., nor shall there be any offer, solicitation or sale of such securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

INVESTOR CONTACT:

Renae Cormier

Chief Financial Officer

ir@semlerscientific.com

SOURCE: Semler Scientific, Inc.